Exhibit 99.1

PAN PACIFIC RETAIL PROPERTIES, INC.	TRADED: NYSE: PNP
1631 SOUTH MELROSE DRIVE, SUITE B
VISTA, CA 92081

Contact:

Carol Merriman, Investor Relations

(760) 598-2002

FOR IMMEDIATE RELEASE

Wednesday, May 5, 2004

Pan Pacific Retail Properties

Reports Strong 1st Quarter Results

Achieves Record Property Performance and Leasing Results

SAN DIEGO, Calif., May 5, 2004 — Pan Pacific Retail Properties, Inc. (NYSE:PNP), the largest neighborhood shopping center real estate investment trust (REIT) focused exclusively on the West Coast, today announced results for the first quarter ended March 31, 2004. All per share amounts are on a diluted basis.

•	6.3% increase in total Funds From Operation (FFO) to $34.8 million vs. 1Q ‘03 (1)

•	3.7% increase in FFO per share to $0.85 vs. 1Q ‘03 (1)

•	Net income of $23.7 million

•	Earnings per share of $0.59

•	$57.0 million grocery-anchored shopping center acquisition

•	95.0% portfolio occupancy rate at March 31, 2004

•	7.1% increase in same property net operating income

•	177 leases executed, totaling 666,157 square feet

•	12.6% increase in base rent on same store new and renewed leases

•	30.5% debt to total market capitalization ratio (lowest level since 1997 IPO)

•	3.3 to 1.0 interest coverage ratio at March 31, 2004

•	Retired $50.0 million, 7.9% senior unsecured notes

•	64.0% FFO payout ratio

•	6.4% increase in quarterly common dividend to $0.5425 per share

(1)	See the last page of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Pan Pacific stated, “Demand for space across our portfolio and the underlying fundamentals in our core markets remain strong and continue to drive our business to new heights. Same-property net operating income increased by a record 7.1% during the first quarter, predominately driven by our strong leasing activity, whereby we leased approximately 45% more space as compared to the first quarter of last year, and generated 12.6% growth in our same-store releasing rents. We ended the first quarter at 95% occupied, which is over 96% today as a result of signing a number of key leases early in the second quarter. In addition to generating strong internal growth, we continue to expand our portfolio and market presence through our highly disciplined acquisition program. During the first quarter, we increased our Southern California portfolio by 492,000 square feet with our acquisition of Anaheim Plaza for $57.0 million.” Tanz also commented, “Given our solid performance in the first quarter and strong leasing momentum, together with our ability to access attractive acquisition opportunities, capitalizing on our West Coast platform and strong balance sheet, we are fully on track to achieve our stated growth objectives for the year.”

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FINANCIAL RESULTS

For the three months ended March 31, 2004 total Funds from Operations (FFO) increased 6.3% to $34.8 million, compared with FFO for the three months ended March 31, 2003 of $32.8 million. On a per share basis, FFO increased 3.7% to $0.85 for the three months ended March 31, 2004 compared to $0.82 for the three months ended March 31, 2003. Total revenue increased 12.1% to $69.5 million for the three months ended March 31, 2004 as compared to total revenue of $62.0 million for the three months ended March 31, 2003, after adjusting for discontinued operations in accordance with accounting principles generally accepted in the United States of America (GAAP). For the three months ended March 31, 2004, net income was $23.7 million or $0.59 per share, as compared to $25.6 million or $0.66 per share during the first quarter of 2003 which included $0.07 per share attributable to the gain on sale of discontinued operations. (See the last page of this press release for a reconciliation of GAAP net income to FFO.)

At March 31, 2004, the Company’s total market capitalization was approximately $3.1 billion (based on the market closing price of Pan Pacific’s common stock on March 31, 2004, assuming the conversion of operating subsidiary units to common stock, and total debt outstanding). At March 31, 2004, the Company had $942.2 million in debt outstanding, equating to a debt-to-total market capitalization ratio of 30.5%. The Company’s debt was comprised of: $453.8 million of fixed-rate, senior unsecured notes with a weighted average interest rate of 6.6%, and a weighted average maturity of 6.9 years; $324.7 million of fixed-rate, mortgage debt with a weighted average interest rate of 7.6%, and a weighted average maturity of 4.8 years; $157.8 million of floating-rate debt outstanding on the Company’s unsecured line of credit, which had a weighted average interest rate of 1.8% at March 31, 2004; and $6.0 million of floating-rate, property-level bonds bearing interest at a rate of 1.0% as of March 31, 2004.

During the quarter the Company repaid $50.0 million of senior unsecured notes which bore interest at 7.9%. In addition, the Company also repaid two property mortgages totaling approximately $13.0 million with a blended interest rate of 7.4%. Draws on the Company’s unsecured credit facility were used to fund these repayments.

For the quarter ended March 31, 2004, the Company’s interest coverage ratio was 3.3 to 1.0 (calculated as income from continuing and discontinued operations, excluding gain on sale, plus depreciation, amortization and interest expense, divided by interest expense).

Dividend Increase

On February 5, 2004 the Board of Directors declared a quarterly dividend of $0.5425 per share, representing a 6.4% increase. The dividend was paid on March 15, 2004 to stockholders of record on February 27, 2004. The increased quarterly dividend equates to $2.17 per share on an annualized basis. Since its initial public offering in 1997, the Company has increased its dividend each year for a total increase of approximately 49.7%, equating to an average dividend increase of approximately 7.1% per year.

OPERATING RESULTS

Leasing Activity

At March 31, 2004, the Company’s portfolio was 95.0% leased to 3,233 tenants. For the three months ended March 31, 2004, the Company executed 177 leases (new and renewed) for 666,157 square feet of gross leasable area, and achieved a 12.6% increase over prior rents on a same-store basis.

Same Property Operating Results

With respect to the properties owned and operated by the Company and Center Trust for the entirety of both the three months ended March 31, 2004 and 2003, same property net operating income increased 7.1%.

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Same Property Operating Data

(In thousands)

	Three Months Ended March 31,
	2004	2003
Total revenue	$65,966	$63,691
Operating expenses	16,897	17,862

Operating income	$49,069	$45,829	7.1%

INVESTMENT ACTIVITY

Anaheim Plaza

On March 18, 2004, the Company acquired Anaheim Plaza, a grocery-anchored community shopping center located in Southern California, for $57.0 million. The 492,000 square foot center is located in the City of Anaheim, along the Santa Ana (I-5) Freeway at the Euclid Street exit. The property’s trade area population base within a 5-mile radius is approximately 664,000 with an average household income of approximately $65,000. Anaheim Plaza is currently 96% leased and is anchored by a newly opened, 54,000 square foot Gigante Supermarket, as well as Smart & Final, Mervyn’s, Ross Dress for Less, CompUSA and a recently renovated, 146,000 square foot (not owned) Wal-Mart. The acquisition was financed with a draw under the Company’s unsecured credit facility.

Non-strategic property disposition

On March 9, 2004, the Company sold Arlington Courtyard, a non-strategic asset located in Riverside, California, for $1.3 million.

2004 EARNINGS GUIDANCE

The Company raised 2004 FFO per share guidance to be in the range of $3.50 to $3.54, up from prior guidance of $3.49 to $3.53. These projections are based on current expectations and are forward-looking.

	Q2 ‘04	Year 2004
Expected earnings per share (diluted)	$0.59 - $0.61	$2.45 - $2.49
Add: expected depreciation and amortization	$0.25	$1.01
Add: expected operating subsidiary minority interests	$0.01	$0.04
Expected FFO per share diluted	$0.85 - $0.87	$3.50 - $3.54

1ST QUARTER 2004 CONFERENCE CALL

On Wednesday, May 5, 2004, at 12 noon Eastern Time, the Company will be hosting a conference call to discuss its first quarter results for 2004. The Company’s remarks will be followed by a question and answer period, which will be limited to questions from analysts. Interested parties may participate in this conference call by dialing (877) 407-9210. A taped replay of the call will be available through June 5, 2004 at (877) 660-6853, pass code 1628, confirmation 100677.

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A live web cast (listen-only mode) of the conference call will be available at www.pprp.com via a link to www.vcall.com. An online replay will also be available through June 5, 2004.

ABOUT PAN PACIFIC RETAIL PROPERTIES

Pan Pacific Retail Properties, Inc. is an equity real estate investment trust (REIT) traded on the New York Stock Exchange under the symbol PNP. The Company is the largest neighborhood shopping center REIT on the West Coast. Pan Pacific’s portfolio currently totals 131 properties, encompassing approximately 21.4 million square feet of retail space. The portfolio is principally diversified across five distinct regions in the Western United States: Northern California, Southern California, Washington, Oregon and Nevada.

Pan Pacific focuses on creating long-term stockholder value by specializing in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. The Company’s strategy is aimed at providing stockholders with long-term stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through implementing its acquisition and property management programs.

Pan Pacific is headquartered in Vista (San Diego), California, and has regional offices located in Sacramento, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.

Additional information on Pan Pacific is available on the Company’s web site at www.pprp.com.

(Note: Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect management’s current views with respect to future events and financial performance. Forward-looking statements are subject to risks and uncertainties. Factors that could cause actual results to differ materially from expectations include market valuations of our stock, financial performance and operations of our shopping centers, real estate conditions, execution of shopping center development programs, successful completion of renovations, completion of pending acquisitions and dispositions, including the completion of customary due diligence and closing conditions, the Company’s ability to successfully integrate acquired assets, changes in the availability of additional acquisition and disposition opportunities, changes in local or national economic conditions, acts of terrorism or war and other risks detailed from time to time in reports filed with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.)

Pan Pacific Retail Properties	Page 5 of 7

Consolidated Balance Sheets

(In thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS:
Properties, at cost:
Land	$510,438	$509,887
Buildings and improvements	1,377,841	1,374,663
Tenant improvements	51,077	49,793

	1,939,356	1,934,343
Less accumulated depreciation and amortization	(169,495)	(160,449)

	1,769,861	1,773,894

Investments in unconsolidated entities	2,609	3,223
Cash and cash equivalents	7,188	6,453
Accounts receivable	10,029	13,478
Accrued rent receivable	23,287	22,552
Notes receivable	7,450	7,844
Deferred lease commissions	11,650	11,029
Prepaid expenses	20,439	19,072
Other assets	60,125	5,803

	$1,912,638	$1,863,348

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Notes payable	$330,704	$345,077
Line of credit payable	157,750	48,250
Senior notes	453,762	503,708
Accounts payable, accrued expenses and other liabilities	44,344	41,703

	986,560	938,738
Minority interests	31,306	32,325

Stockholders’ equity:
Common stock	404	403
Paid in capital in excess of par value	955,039	952,973
Deferred compensation	(10,203)	(8,781)
Accumulated deficit	(50,468)	(52,310)

	894,772	892,285

	$1,912,638	$1,863,348

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Consolidated Statements of Income

(In thousands, except share data)

	Three Months Ended March 31,
	2004	2003
	(unaudited)	(unaudited)
REVENUE:
Base rent	$53,464	$48,113
Percentage rent	804	531
Recoveries from tenants	13,717	12,506
Income from unconsolidated entities	169	58
Other	1,373	830

	69,527	62,038

EXPENSES:
Property operating	9,686	9,806
Property taxes	5,703	5,394
Depreciation and amortization	10,960	9,104
Interest	15,250	13,826
General and administrative	3,306	4,180
Other	460	331

	45,365	42,641

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND DISCONTINUED OPERATIONS:	24,162	19,397
Minority interests	(631)	(860)

INCOME FROM CONTINUING OPERATIONS BEFORE DISCONTINUED OPERATIONS:	23,531	18,537
Discontinued operations	206	7,079

NET INCOME	$23,737	$25,616

Basic earnings per share:
Income from continuing operations	$0.59	$0.48
Discontinued operations	$—	$0.18
Net income	$0.59	$0.66

Diluted earnings per share:
Income from continuing operations	$0.59	$0.48
Discontinued operations	$—	$0.18
Net income	$0.59	$0.66

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Calculation of Funds from Operations

(In thousands, except share data)

	Three Months Ended March 31,
	2004	2003*
	(unaudited)	(unaudited)
FUNDS FROM OPERATIONS:

Net Income	$23,737	$25,616
Plus depreciation and amortization expense	10,960	9,231
Plus depreciation of discontinued operations	—	56
Plus depreciation of unconsolidated entities	60	59
Plus operating subsidiary minority interests	396	725
Less gain on sale of discontinued operations	(178)	(2,771)
Less depreciation of minority interests	(65)	—
Less depreciation of non real estate corporate assets	(68)	(144)

Funds From Operations	$34,842	$32,772

Funds From Operations Per Share	$0.85	$0.82

Diluted Weighted Average Shares Outstanding	41,088,283	39,898,548

*	For comparative purposes, amounts shown are as originally reported. The impact of revising the amounts for Statement of Financial Accounting Standards No. 144 has been excluded here so that the periods can be compared without the effect of reclassifying operating results for assets sold in subsequent periods. Revised financial results can be found in the Company’s most current Form 10-Q filed with the Securities and Exchange Commission

The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 (the “White Paper”) defines Funds from Operations as net income (computed in accordance with accounting principles generally accepted in the United States of America, “GAAP”), excluding gains (or losses) on sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that Funds from Operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue. We compute Funds from Operations in accordance with standards established by the White Paper. Our computation of Funds from Operations may, however, differ from the methodology for calculating Funds from Operations used by other equity REITs and, therefore, may not be comparable to these other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income. FFO, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts that do not define it exactly as the NAREIT definition.

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